Exhibit 1.2

ERP OPERATING LIMITED PARTNERSHIP
(an Illinois limited partnership)

Exchangeable Debt Securities

STANDARD UNDERWRITING PROVISIONS

August 16, 2006

ERP Operating Limited Partnership, a limited partnership organized under the laws of the State of Illinois (“ERP”), may from time to time issue and sell various aggregate principal amounts of its exchangeable senior debt securities (the “Securities”), from time to time, in one or more offerings on terms to be determined at the time of sale.  The Securities will be issued under an indenture dated as of October 1, 1994 (the “Base Indenture”) between ERP and Bank One Trust Company, NA, as successor to The First National Bank of Chicago, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of September 9, 2004 between ERP and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, NA) (the “First Supplemental Indenture”), and as supplemented by the Second Supplemental Indenture, to be effective as of August 23, 2006 between ERP and J.P. Morgan Trust Company, National Association (together with the Base Indenture and the First Supplemental Indenture, the “Indenture”).  Each series of Securities may vary, as applicable, as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption or repayment provisions, and any other variable terms which the Indenture contemplates may be set forth in the Securities as issued from time to time.  As used herein, “you” and “your,” unless the context otherwise requires, shall mean the parties to whom the applicable Terms Agreement (as hereinafter defined) is addressed, together with the other parties, if any, identified as co-managers, with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

Whenever ERP determines to make an offering of Securities through you or through an underwriting syndicate managed by you, ERP will enter into an agreement (the “Terms Agreement”) providing for the sale of such Securities (the “Underwritten Securities”) to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as having authorized you to enter into such Terms Agreement on their behalf (the “Underwriters,” which term shall include you whether acting alone in the sale of the Underwritten Securities or as a member or members of an underwriting syndicate and any Underwriter substituted pursuant to Section 11 hereof).  The Terms Agreement relating to the offering of Underwritten Securities shall specify the initial principal amount of Underwritten

Securities to be initially issued (the “Initial Underwritten Securities”), the names of the Underwriters participating in such offering (subject to substitution as provided in Section 11 hereof), the principal amount of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the names of Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from ERP, the initial public offering price, if any, of the Initial Underwritten Securities, the time and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Initial Underwritten Securities (including, but not limited to, current ratings, designations, denominations, interest rates or formulas, interest payment dates, maturity dates and redemption or repayment provisions applicable to the Initial Underwritten Securities).  In addition, each Terms Agreement shall specify whether ERP has agreed to grant to the Underwriters an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the aggregate principal amount of Underwritten Securities subject to such option (the “Option Securities”).  As used herein, the term “Underwritten Securities” shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any.  The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and ERP.  Each offering of Underwritten Securities through you or through an underwriting syndicate managed by you will be governed by these Standard Underwriting Provisions as incorporated by reference into, and as supplemented by, the applicable Terms Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Underwritten Securities.

ERP has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-135504) for the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and ERP has filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement.  Such registration statement and any successor registration statements (as amended, if applicable) have been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).  Such registration statements and the base prospectuses constituting parts thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A, Rule 430B or Rule 430C of the 1933 Act Regulations) (the “Base Prospectus”), any preliminary prospectus supplement (a “Preliminary Prospectus Supplement”), and the final prospectus supplement (a “Prospectus Supplement”) relating to the offering of Underwritten Securities pursuant to Rule 415 of the 1933

Act Regulations, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”) or otherwise, are collectively referred to herein as the “Registration Statement.”  The term “Prospectus” means the Prospectus Supplement relating to a particular offering of Underwritten Securities and first filed with the Commission pursuant to Rule 424(b) of the 1933 Act together with the Base Prospectus; provided, that if any revised prospectus shall be provided to you by ERP for use in connection with the offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by ERP pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to each such revised prospectus from and after the time it is first provided to you for such use; provided, further, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates.  If ERP files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462 Registration Statement”), then, after such filing, all references to “Registration Statement” shall also be deemed to include the Rule 462 Registration Statement.  Any prospectus included in the Rule 462 Registration Statement shall be deemed to be part of the Prospectus.  All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

For purposes hereof, all references to the Registration Statement, Prospectus, Preliminary Prospectus Supplement, Prospectus Supplement or any Issuer Free Writing Prospectus (as defined herein) or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The term “subsidiary” or “subsidiaries,” when used with respect to (A) ERP, shall include (i) each consolidated subsidiary of ERP, (ii) any entity the operations of which are included in the consolidated financial statements for ERP for the most recent fiscal period included in the Prospectus and (iii) any subsidiary (other than ERP) of Equity Residential, a Maryland real estate investment trust and ERP’s sole general partner (“EQR”), which owns an interest in any entity described in clause (i) above and (B) EQR, shall include (x) each consolidated subsidiary of EQR, (y) any entity the operations of which are included in the consolidated financial statements for EQR for the most recent fiscal period included in the Prospectus and (z) any subsidiary of EQR that owns an interest in a consolidated subsidiary of ERP.

At or prior to the time specified in the applicable Terms Agreement as the “Time of Sale,” the information designated in the applicable Terms Agreement as the “Time of Sale Information” (collectively, the “Time of Sale Information”) will have been prepared.

Section 1.  Representations and Warranties.

(a)           ERP and EQR jointly and severally represent and warrant to you and each other Underwriter named in the applicable Terms Agreement, as of the date thereof (in each case, a “Representation Date”), as follows:

(i)            The Registration Statement and the Prospectus, at the time the Registration Statement and any post-effective amendment thereto (including the filing of ERP’s and EQR’s most recent Annual Report on Form 10-K with the Commission (the “Form 10-Ks”)) became effective, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act, 1933 Act Regulations and the 1939 Act and the rules and regulations thereunder (the “1939 Act Regulations”); the Preliminary Prospectus Supplement, at the time of filing thereof, complied in all material respects with the requirements of the 1933 Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Registration Statement, at the time the Registration Statement became effective, did not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as of each Representation Date and Closing Time (as hereinafter defined), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information furnished to ERP and EQR in writing by any Underwriter through you expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 under the 1939 Act (the “Statement of Eligibility”) of the Trustee under the Indenture; and provided further, that the foregoing representations and warranties are given on the basis that any statement contained in a document incorporated or deemed to be incorporated in the Registration Statement, the Time of Sale Information or the Prospectus prior to the Time of Sale shall be deemed not to be contained in the Registration Statement, Time of Sale Information or the Prospectus if such statement has been modified or superseded by any subsequent statement in the Registration Statement, Time of Sale Information or the Prospectus.

(ii)           The Time of Sale Information, at the Time of Sale, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that neither ERP nor EQR makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to ERP or EQR in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information; and provided further, that the foregoing representations and warranties are given on the basis that any statement contained in a document incorporated or deemed to be incorporated in the Registration Statement, the Time of Sale Information or the Prospectus prior to the Time of Sale shall be deemed not to be contained in the Registration Statement, Time of Sale Information or the Prospectus if such statement has been modified or superseded by any subsequent statement in the Registration Statement, Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(iii)          Other than any Preliminary Prospectus Supplement and the Prospectus, ERP (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to, and ERP will not make, use, prepare, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Underwritten Securities (each such communication by ERP or its respective agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act or (ii) the documents listed on an annex to the applicable Terms Agreement and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the requirements of the 1933 Act Regulations, has been filed in accordance with the 1933 Act Regulations (to the extent required thereby) and, when taken together with the Preliminary Prospectus Supplement filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that ERP makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to ERP in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus

(iv)          No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of ERP or EQR, threatened by the Commission or by the state securities authority of any jurisdiction.  No order preventing or suspending the use of any Preliminary Prospectus Supplement or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of ERP or EQR, threatened by the Commission or by the state securities authority of any jurisdiction.  Any request on the part of the Commission for additional information has been complied with.

(v)           The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information are a registered public accounting firm with respect to

ERP, EQR and their respective subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the 1933 Act and the 1933 Act Regulations.

(vi)          The consolidated financial statements and related notes included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information present fairly the financial position of ERP, EQR and their respective consolidated subsidiaries as at the dates indicated and the results of their operations specified, and except as may otherwise be stated in the Registration Statement, the Prospectus and the Time of Sale Information, have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout such periods.  The supporting schedules included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.  The financial information and statistical data included in the Registration Statement, the Prospectus and the Time of Sale Information present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement, the Prospectus and the Time of Sale Information.  The pro forma financial statements included in the Registration Statement, the Prospectus and the Time of Sale Information comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements, and the assumptions used in the preparation thereof are, in the opinion of ERP and EQR, respectively, reasonable.

(vii)         Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, except as otherwise stated or contemplated therein, (A) there has been no material adverse change in the financial condition or in the earnings, assets, business affairs or business prospects of ERP, EQR and their respective subsidiaries, considered as a single enterprise, whether or not arising in the ordinary course of business, (B) there have been no material transactions entered into by ERP or any of their respective subsidiaries, other than transactions in the ordinary course of business, which are material with respect to ERP or EQR, as the case may be, and its respective subsidiaries considered as a single enterprise, (C) neither ERP, EQR nor any of their respective subsidiaries has incurred any material obligation or liability, direct, contingent or otherwise and (D) there has been no material change in the short-term debt or long-term debt of ERP or EQR, (E)  except for regular quarterly dividends on the Common Shares, 9 1/8% Series C Preferred Shares, 8.60% Series D Preferred Shares, 7.00% Series E Preferred Shares, 7.00% Series H Preferred Shares, 8.29% Series K Preferred Shares, 6.48% Series N Preferred Shares, 7.625% Series J Preference Interests in a subsidiary of ERP, 8.00% Series B Junior Preferred Units of the ERP and regular quarterly distributions on the common units of limited partnership of ERP (the “OP Units”), there has been no dividend or distribution of any kind declared, paid or made by the Company with respect to its shares of beneficial interest or ERP with respect to its partnership interests, and (F) there has been no material change in the partnership interests of ERP, or any material decrease in equity or material increase in the indebtedness of EQR or of ERP.

(viii)        ERP, EQR and each of their respective subsidiaries has been duly formed and is validly existing and is in good standing as a partnership, corporation, real estate investment trust or limited liability company (“LLC”) under the laws of its jurisdiction of organization, with partnership, corporate or LLC power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the applicable Terms Agreement.

(ix)           ERP, EQR and each of their respective subsidiaries is duly qualified or registered as a foreign partnership, corporation, real estate investment trust or LLC and is in good standing to transact business in each jurisdiction in which such qualification is required whether by the nature of its business or its ownership or leasing of property, except where the failure to so qualify would not have a material adverse effect on the financial condition or the earnings, assets or business affairs of ERP, EQR and their respective subsidiaries considered as a single enterprise (a “Material Adverse Effect”).

(x)            All of the issued and outstanding shares of beneficial interest or capital stock, partnership and LLC interests, as the case may be, of each subsidiary have been validly issued and fully paid and, with respect to the shares of capital stock, partnership and LLC interests owned by ERP, EQR, another subsidiary and/or certain affiliated entities, are owned by ERP, EQR, another subsidiary, and/or certain affiliated entities, respectively, as described in the Registration

Statement, the Prospectus and the Time of Sale Information, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  Neither ERP nor EQR owns a direct or indirect equity interest in any entity other than its respective subsidiaries, except for such interests as, in the aggregate, are not material to the condition, financial or otherwise, or the earnings, assets or business affairs of ERP or EQR and its respective subsidiaries considered as a single enterprise.

(xi)           Except as described in the Prospectus and the Time of Sale Information, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or partnership or other equity interest in ERP, EQR or any subsidiary of ERP except for OP Units which may be issued pursuant to multifamily property acquisition agreements which are not material in amount.

(xii)          The capitalization of ERP is as set forth in the Prospectus and the Time of Sale Information and all of the outstanding partnership interests in ERP have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full; the partnership interests in ERP owned by EQR are owned in the percentage amount set forth in the Prospectus and the Time of Sale Information free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(xiii)         The capitalization of EQR is as set forth in the Prospectus and the Time of Sale Information and all of the outstanding shares of beneficial interest of EQR have been duly authorized, validly issued, fully paid and are non-assessable.

(xiv)        ERP has full partnership power and authority to enter into and to perform its obligations under the Indenture, the applicable Terms Agreement and the Delayed Delivery Contracts (as defined in Section 2 hereof), if any, and as of each Representation Date, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, will have been duly authorized, executed and delivered by ERP, and each is or will be a valid and binding obligation of ERP, enforceable against ERP in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (C) rights to indemnity and contribution thereunder may be limited by state or federal securities laws or the public policy underlying such laws.

(xv)         EQR has full trust power and authority to enter into and to perform its obligations under the applicable Terms Agreement, and as of each Representation Date, the applicable Terms Agreement will have been duly authorized, executed and delivered by EQR, and will be a valid and binding obligation of EQR, enforceable against EQR in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (C) rights to indemnity and contribution hereunder may be limited by state or federal securities laws or the public policy underlying such laws.

(xvi)        The Indenture (A) has been duly and validly authorized, executed and delivered by ERP, and assuming it has been duly authorized, executed and delivered by the Trustee, the Indenture constitutes a valid and binding obligation of ERP, enforceable against ERP in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (B) conforms in all material respects to the description thereof in the Prospectus and the Time of Sale Information.

(xvii)       EQR and ERP have full trust and full partnership power, respectively, and authority to enter into and to perform their respective obligations under the Registration Rights Agreement specified in the applicable Terms Agreement (the “Registration Rights Agreement”) and the Registration Rights Agreement (A) has been duly and validly authorized, and when executed and delivered by EQR and ERP and the Underwriters will constitute a valid and binding obligation of EQR and ERP, enforceable against EQR and ERP in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) rights to indemnity and contribution thereunder may be limited by state or federal securities laws or the public policy underlying such laws; and

(B) conforms in all material respects to the description thereof in the Prospectus and Time of Sale Information.

(xviii)      There are no other contracts, agreements or understandings between EQR or ERP and any person granting such person the right to require either EQR or ERP to file a registration statement under the 1933 Act with respect to any securities of EQR or ERP owned or to be owned by such person, except with respect to (i) unit redemption or resale shelf registration statements on Form S-3 filed as of the date hereof by EQR under the 1933 Act relating to Common Shares of EQR (the “Common Shares”) that are issuable in the redemption of OP Units; (ii) Form S-8 registration statements covering Common Shares filed as of the date hereof by EQR under the 1933 Act; (iii) agreements granting such registration rights with respect to securities of EQR issued or issuable upon the conversion of OP Units or preferred units of partnership interest in a subsidiary of ERP; and (iv) the Registration Rights Agreement.

(xix)         The Underwritten Securities (A) have been duly authorized by ERP and, when executed, authenticated, issued and delivered in the manner provided for herein and in the Indenture, against payment of the consideration therefor specified in the applicable Terms Agreement or any Delayed Delivery Contract (as defined in Section 2 hereof), the Underwritten Securities will constitute valid and legally binding obligations of ERP, entitled to the benefits of the Indenture and enforceable against ERP in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (B) conform in all material respects to the descriptions related thereto contained in the Prospectus and the Time of Sale Information.

(xx)          Upon issuance and delivery of the Underwritten Securities in accordance with this Agreement and the Indenture, the Underwritten Securities will be exchangeable at the option of the holder thereof into Common Shares in accordance with the terms of the Underwritten Securities and the Indenture; the Common Shares issuable in exchange for the Underwritten Securities have been duly and validly authorized and reserved for issuance upon such exchange by all necessary trust action, and such shares, when issued upon such exchange in accordance with the terms of the Underwritten Securities and the Indenture, will be duly and validly issued and will be fully paid and non-assessable; such Common Shares will be offered and sold in compliance with all applicable laws (including, without limitation, federal and state Underwritten Securities laws) in all material respects; and the issuance of such shares upon such exchange will not be subject to the preemptive or other similar rights of any securityholder of EQR or ERP.  The Common Shares issuable in exchange for the Underwritten Securities conform in all material respects to the description thereof set forth in the Prospectus and the Time of Sale Information.

(xxi)         There is no action, suit or proceeding before or by any court or governmental agency or body, now pending, or, to the knowledge of ERP or EQR, threatened, against or affecting ERP, EQR or any of their respective subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein) or which might result in any material adverse change in the financial condition, or in the earnings, assets or business affairs of ERP or EQR and their respective subsidiaries considered as a single enterprise (a “Material Adverse Change”) or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the applicable Terms Agreement, Delayed Delivery Contracts or the Indenture or the transactions contemplated therein; all pending legal or governmental proceedings to which ERP, EQR or any of their respective subsidiaries is a party or of which any of their properties or assets is the subject which are not described in the Prospectus or the Time of Sale Information, including ordinary routine litigation incidental to the business, could not, considered in the aggregate, reasonably be expected to result in a Material Adverse Effect; and there are no contracts or documents of ERP or any of its subsidiaries which would be required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been filed as exhibits to the Registration Statement.

(xxii)        None of ERP, EQR, or any of their respective affiliates, has taken nor will ERP, EQR, or any of their respective affiliates take, directly or indirectly, any action which is designed to, or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of ERP or EQR to facilitate the sale or resale of the Underwritten Securities.

(xxiii)       None of ERP, EQR or any of their respective subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights to conduct the business operated by it as of any Representation Date, other than those whereby the failure to possess or own would not have a Material Adverse Effect; and none of ERP, EQR or any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any trademarks, service marks, trade names or copyrights or of any facts or circumstances which would render any trademarks, service marks, trade names or copyrights invalid or inadequate to protect the interest of ERP or EQR or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxiv)       No authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the offering, issuance or sale of Underwritten Securities hereunder, the issuance of the Common Shares upon exchange for the Underwritten Securities or the consummation of the other transactions contemplated by the applicable Terms Agreement or the Indenture, or the Registration Rights Agreement, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities law.

(xxv)        Each of ERP, EQR and their respective subsidiaries has all consents, authorizations, approvals, orders, certificates and permits (collectively, the “Governmental Licenses”) of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals required for it to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, except to the extent that the failure to obtain or file would not have a Material Adverse Effect; and all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and none of ERP or any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxvi)       The documents incorporated or deemed to be incorporated by reference in the Registration Statement, Prospectus, any Preliminary Prospectus Supplement or, to the extent any other Time of

Sale Information incorporates or is deemed to incorporate documents by reference, such other Time of Sale Information, when they became effective or at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and, when read together with the other information in (a) the Registration Statement, at the time the Registration Statement became effective, did not, (b) any Preliminary Prospectus Supplement, at the date of such Preliminary Prospectus Supplement, did not, (c) the Prospectus, at its date, at the Closing Time or during the period specified in Section 3(g) did not, does not and will not, or (d) any Time of Sale Information, at the Time of Sale, at the Closing Time or during the period specified in Section 3(g), did not, does not, and will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxvii)      Each of ERP, EQR and their respective subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither ERP nor EQR has any reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Registration Statement, the Prospectus and the Time of Sale Information.

(xxviii)     None of ERP, EQR nor any of their respective subsidiaries is in violation of its partnership agreement, charter document, bylaws or LLC agreement, or in default in the performance of any material obligation, agreement or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them may be bound, or to which any of their properties or assets is subject, which default in performance would result in a Material Adverse Effect; and the execution, delivery and performance of the applicable Terms Agreement, the Indenture and the Registration Rights Agreement and the consummation of the transactions contemplated thereby, including the issuance, sale and delivery of the Underwritten Securities and the issuance of the Common Shares by

EQR upon the exchange of the Underwritten Securities and the use of proceeds described in the Prospectus and the Time of Sale Information, have been duly authorized by all necessary actions and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of ERP, EQR or any of their respective subsidiaries, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which ERP, EQR or any of their respective subsidiaries is a party or by which it or any of them may be bound or affected, or to which any of their properties or assets is subject, nor will such action result in any violation of the provisions of the partnership agreement, charter, bylaws or LLC agreement of ERP, EQR or any of their respective subsidiaries, or any applicable law, regulation, ruling, order, judgment, administrative regulation or administrative or court decree.

(xxix)       Neither ERP nor EQR has taken or will take, directly or indirectly, any action prohibited by Regulation M.

(xxx)        Neither the assets of ERP nor those of EQR constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

(xxxi)       Except as otherwise described in the Prospectus and the Time of Sale Information, each of ERP, EQR and their respective subsidiaries has good and marketable title in fee simple to all real property, and good title to all personal property (including mortgage investments), owned by it which is material to the business of ERP, EQR and their respective subsidiaries, considered as a single enterprise, in each case, free and clear of all liens, claims, encumbrances and defects except such as are described in general in the Prospectus and the Time of Sale Information or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by ERP, EQR or any of their respective subsidiaries; and any real property and buildings held under lease by ERP, EQR or any of their respective subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by ERP, EQR or such subsidiaries, in each case except as described in or contemplated by the Registration Statement, the Prospectus and the Time of Sale Information.

(xxxii)          Each of ERP, EQR and their respective subsidiaries has obtained title insurance on all of the properties owned by each of them covering risks and in amounts that are commercially reasonable for the assets owned by them and that are consistent with the types and amounts of insurance typically maintained by current owners of similar properties, and in each case such title insurance is in full force and effect.

(xxxiii)         The mortgages and deeds of trust encumbering the properties and assets described in general in the Prospectus are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by ERP or EQR, as the case may be, or any of their respective subsidiaries; except as disclosed in the Prospectus and the Time of Sale Information, none of ERP, EQR or any of their respective subsidiaries holds participating interests in such mortgages and deeds of trust.

(xxxiv)         Each of the partnership agreements and LLC agreements to which any of ERP, EQR or their respective subsidiaries is a party has been duly authorized, executed and delivered by such party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability; and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the partnership agreement, charter, bylaws or other governing documents of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

(xxxv)          Except as otherwise stated in the Registration Statement, the Prospectus and the Time of Sale Information or as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither ERP, EQR nor any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) ERP, EQR and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against ERP, EQR or any of their respective subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting ERP, EQR or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxvi)         EQR has operated and intends to continue to operate in such a manner as to qualify to be taxed as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”).

(xxxvii)        Each of ERP, EQR and their respective subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except in all cases for any such tax, assessment, fine or penalty for which an extension has been granted or that is being contested in good faith and except in any case in which the failure to file or pay such taxes would not have a Material Adverse Effect.

(xxxviii)       Neither ERP, EQR nor any respective subsidiary is, or as a result of the transactions contemplated by the Prospectus or the Time of Sale Information would be, required to make any filing or to register under the Investment Company Act of 1940, as amended, or is or will become a “holding company” or a “subsidiary company” of a “registered holding company,” as defined in the Public Utility Holding Company Act of 1935, as amended.

(xxxix)          No labor dispute with the employees of ERP, EQR, or any of their respective subsidiaries exists, or to the knowledge of ERP or EQR, is imminent.

(xl)               ERP and EQR maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) acquisition, disposition or other uses of assets are permitted only in accordance with management’s general or specific authorization and (d) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xli)              Each of ERP and EQR has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to ERP, EQR and their respective consolidated subsidiaries, is made known to the principal executive officer and principal financial officer of EQR and by others within those entities, and, as of the end of ERP’s and EQR’s most recent fiscal quarter, respectively, such disclosure controls and procedures were effective to perform the functions for which they were established; ERP’s and EQR’s auditors and the Audit Committee of the Board of Trustees of EQR have been advised by the principal executive officer and principal financial officer of EQR, the general partner of ERP, of: (a) any material weakness or significant deficiency in the design or operation of internal controls over financial reporting which is reasonably likely to have a material adverse effect on ERP’s or EQR’s ability to record, process, summarize, and report financial information; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in ERP’s or EQR’s internal control over financial reporting; and since the end of ERP’s or EQR’s most recently completed fiscal quarter respectively,, there have been no changes in ERP’s or EQR’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, ERP’s or EQR’s internal controls over financial reporting.

(xlii)        ERP meets the eligibility requirements for use of a registration statement on Form S-3 in connection with the offer and sale of the Underwritten Securities.

(b)           Any certificate signed by any officer of ERP or EQR or of any subsidiary of EQR or ERP and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by ERP, EQR or such subsidiary to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate.

Section 2.  Purchase and Sale.

(a)           The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions set forth herein or in the applicable Terms Agreement.

(b)           In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, ERP may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the aggregate principal amount of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities.  Such option, if granted, will expire 30 days or such lesser number of days as may be specified in the applicable Terms Agreement after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by you to ERP setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by you, but shall not be later than seven full business days and may not be earlier than two full business days after the exercise of said option, unless otherwise agreed upon by you and ERP.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total aggregate principal amount of Option Securities then being purchased which the aggregate principal amount of Initial Underwritten Securities each such Underwriter has agreed to purchase as set forth in the applicable Terms Agreement bears to the total aggregate principal amount of Initial Underwritten Securities, subject to such adjustments as you in your discretion shall make to eliminate any sales or purchases of fractional Underwritten Securities.

(c)           Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at such place as shall be agreed upon by you and ERP, at 10:00 A.M., New York City time, no later than the third (fourth, if the pricing occurs after 4:30 p.m. (New York City time) on any given business day) business day (unless postponed in accordance with the provisions of Section 11 hereof) following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by you and ERP (each such time and date being referred to as a “Closing Time”).  In addition, if any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities, shall be made at such place as shall be agreed upon by you and ERP on each Date of Delivery as specified in the notice from you to ERP.  Unless otherwise specified in the applicable Terms Agreement, payment shall be made to ERP by wire transfer to accounts designated by ERP of immediately available funds payable to the order of ERP against delivery to you for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them.  The Underwritten Securities shall be in such authorized denominations and registered in such names as you may request in writing at least two business days prior to the applicable Closing Time or Date of Delivery, as the case may be.  The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to the applicable Closing Time or Date of Delivery, as the case may be.

If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from ERP pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) substantially in the form of Exhibit B hereto with such changes therein as ERP may approve.  As compensation for arranging Delayed Delivery Contracts, ERP will pay to you at Closing Time, for the respective accounts of the Underwriters, a fee specified in the applicable Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at the applicable Closing Time as is specified in the applicable Terms Agreement.  Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Prospectus.  At the applicable Closing Time, ERP will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by ERP as provided below, but not for an aggregate principal amount of Underwritten Securities in excess of that specified in the applicable Terms Agreement.  The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

You shall submit to ERP, at least three business days prior to the applicable Closing Time, the names of any institutional investors with which it is proposed that ERP will enter into Delayed Delivery Contracts and the principal amount of Underwritten Securities to be purchased by each of them, and ERP will advise you, at least two business days prior to the applicable Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by ERP and the principal amount of Underwritten Securities to be covered by each such Delayed Delivery Contract.

The principal amount of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the principal amount of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to ERP; provided, however, that the total principal amount of Underwritten Securities to be purchased by all Underwriters shall be the total amount of Underwritten Securities covered by the applicable Terms Agreement, less the principal amount of Underwritten Securities covered by Delayed Delivery Contracts.

Section 3.  Covenants.

ERP covenants with you, and with each Underwriter participating in the offering of Underwritten Securities, as follows.

(a)           Immediately following the execution of the applicable Terms Agreement, ERP will prepare a Prospectus Supplement setting forth the principal amount of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus or the Indenture pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from ERP, the initial public offering price, if any, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and ERP deem appropriate in connection with the offering of the Underwritten Securities; and ERP will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the time period required by such Rule and will furnish to the Underwriters named therein as many copies of the Prospectus, any Preliminary Prospectus Supplement, the Prospectus Supplement and any Issuer Free Writing Prospectus as you shall reasonably request and the Prospectus, any Preliminary Prospectus Supplement, the Prospectus Supplement and any Issuer Free Writing Prospectus shall contain the same text as any electronically transmitted copies filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  ERP will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the 1933 Act.

(b)           ERP will notify you immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii)

the transmittal to the Commission for filing of any Preliminary Prospectus Supplement or Prospectus Supplement or other supplement or amendment to the Prospectus or any Issuer Free Writing Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus Supplement or the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or the initiation of any proceedings for any of such purposes pursuant to Section 8A of the 1933 Act; and ERP will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c)           At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, ERP will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment or supplement to the Time of Sale Information or the Prospectus (including any revised prospectus which ERP proposes for use by you in connection with the offering of Underwritten Securities which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act, 1934 Act or otherwise, and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or preparation, as the case may be, and will not file or prepare any such amendment or supplement or other documents in a form to which you or counsel for the Underwriters shall reasonably object.

(d)           In connection with the sale of the Underwritten Securities, before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, ERP will furnish to the you and to counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which you reasonably object.

(e)           ERP will deliver to you as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as you reasonably request.

(f)            ERP will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, such number of copies of any Preliminary Prospectus Supplement or the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

(g)           ERP and EQR will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities and the Common Shares issuable in exchange for the Underwritten Securities as contemplated in the applicable Terms Agreement and in the Registration Statement and the Prospectus.  If at any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for ERP, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then ERP will promptly prepare and file with the Commission such amendment or supplement in form and substance reasonably satisfactory to counsel for the Underwriters, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

(h)           If at any time prior to the Closing Time (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, ERP will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as you may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(i)            ERP and EQR will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities and the Common Shares issuable in exchange for the Underwritten Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as you may designate; provided, however, that neither ERP nor EQR shall be obligated to (i) qualify as a foreign limited partnership in any jurisdiction where it is not so qualified, (ii) file any general consent to service of process or (iii) take any action that would subject it to income taxation in any such jurisdiction.  In each jurisdiction in which the Underwritten Securities or the Common Shares issuable in exchange for the Underwritten Securities have been so qualified, ERP and EQR will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities and the Common Shares issuable in exchange for the Underwritten Securities.

(j)            With respect to each sale of Underwritten Securities, ERP will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a 12-month period beginning not later than the first day of ERP’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(k)           ERP and EQR, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the offering of the Underwritten Securities and the Common Shares issuable in exchange for the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

(l)            Neither ERP nor EQR will, prior to the 30th day following the date of the first Closing Time that occurs after the date of the applicable Terms Agreement, without your prior written consent, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of ERP with a maturity of more than one year (other than the Underwritten Securities which are to be sold pursuant to such Terms Agreement)  or any Common Shares or any other securities convertible into or exercisable for Common Shares.  However, the foregoing restrictions do not apply to (A) any OP Units issued in connection with real estate acquisition transactions by ERP or EQR, (B) Common Shares issued in connection with EQR’s employee or trustee benefit plans, stock option plans, long-term incentive plan and/or distribution reinvestment plans existing at the date of the applicable Terms Agreement, (C) Common Shares issued pursuant to options, warrants or rights outstanding as of the date of the applicable Terms Agreement or

(D) Common Shares issued upon the conversion or redemption of OP Units outstanding as of the date of the Applicable Terms Agreement.

(m)          ERP will take all reasonable action necessary to enable Standard & Poor’s Corporation (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) to provide their respective credit ratings of any Underwritten Securities, if applicable.

(n)           EQR will use its reasonable best efforts to have the Common Shares issuable in exchange for the Securities listed on the New York Stock Exchange.

(o)           EQR will reserve and keep available at all times, free of any preemptive rights, Common Shares for the purpose of enabling the Company to satisfy any obligations to issue Common Shares in exchange for the Securities.

(p)           ERP will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

Section 4.  Payment of Expenses.

ERP will pay all expenses incident to the performance of its obligations under the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing and filing of these Standard Underwriting Provisions and the applicable Terms Agreement,, (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters and the certificates for the Common Shares issuable in exchange therefor, (iv) to the extent applicable, the fees and disbursements of ERP’s counsel and accountants, (v) the qualification of the Underwritten Securities and the Common Shares issuable in exchange therefor under securities laws and real estate syndication laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of any Issuer Free Writing Prospectus and any Time of Sale Information, and of the Prospectus and any Preliminary Prospectus Supplement and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Indenture, (viii) any fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities, (ix) the fees and expenses, if any, incurred with respect to the listing of the Underwritten Securities and the Common Shares issuable in exchange therefor on any national securities exchange or quotation system, (x) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. (including fees and disbursements of counsel for the Underwriters in connection therewith), (xi) the fees and expenses of the Trustee, (xii) the preparation, issuance and delivery to the Depository Trust Company for credit to your account of any global note registered in the name of Cede & Co., as nominee for the Depository Trust Company and (xiii) any fees charged by the Depository Trust Company in connection with the issuance and delivery of the Common Shares issuable in exchange for the Underwritten Securities.

If the applicable Terms Agreement is terminated by you in accordance with the provisions of Section 5 or Section 10(a)(i) or 10(a)(v), ERP shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5.  Certain Agreements of the Underwriters.

Each Underwriter hereby represents and agrees that:

(a)           It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by ERP and not incorporated by reference into the Registration Statement and any press release issued by ERP) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus Supplement or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on an annex to the applicable Terms Agreement or prepared pursuant to Section 1(a)(iii) or Section 3(d) above, or (iii) any free writing prospectus prepared by such underwriter and approved by ERP in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)           It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c)           It has not and will not, without the prior written consent of ERP, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form attached to the applicable Terms Agreement without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(d)           It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the 1933 Act.

(e)           It is not subject to any pending proceeding under Section 8A of the 1933 Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period of time after the first date of the public offering of the Underwritten Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Underwritten Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the 1933 Act) in connection with sales of the Underwritten Securities by any Underwriter or dealer).

Section 6.  Conditions of Underwriters’ Obligations.

The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of ERP and EQR herein contained, to the accuracy of the statements of officers of ERP and EQR made in any certificate pursuant to the provisions hereof, to the performance by ERP and EQR of all of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)           At the applicable Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor or pursuant to Section 8A of the 1933 Act initiated or threatened by the Commission, (ii) any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters, (iii) the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of ERP as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed any long-term debt securities of ERP on what is commonly termed a “watch list” for possible downgrading, (iv) there shall not have come to your attention any facts that would cause you to believe that the Time of Sale Information as of the Time of Sale or at Closing Time, or that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading, and (v) each Issuer Free Writing Prospectus shall have been timely filed with the Commission under Rule 433 or 164 of the 1933 Act Regulations to the extent required by Rule 433 of the 1933 Act Regulations. A prospectus containing information relating to the description of the Underwritten Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424 (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)           At the applicable Closing Time, you shall have received:

(1)           The favorable opinion, dated as of the applicable Closing Time, of counsel for ERP, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

(i)            EQR is authorized and exists as a real estate investment trust under the laws of the State of Maryland, and has the power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and, to counsel’s knowledge, is duly qualified and in good standing and authorized to transact business in any jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(ii)           ERP is authorized and exists as an Illinois limited partnership under the Illinois Revised Uniform Limited Partnership Act, and has the power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and, to counsel’s knowledge, is duly qualified and in good standing and authorized to transact business in any jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(iii)          Each of EQR’s subsidiaries has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and, to counsel’s knowledge, is duly qualified and in good standing and authorized to transact business in any jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be validly existing, so qualified or in good standing would not have a

Material Adverse Effect; all of the issued and outstanding shares of capital stock, LLC interests and partnership interests of each subsidiary have been duly authorized and validly issued, are fully paid and with respect to the shares of capital stock, LLC interests and partnership interests owned by EQR or another subsidiary, are owned by EQR or another subsidiary, to such counsel’s knowledge, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except where any such failure would not have a Material Adverse Effect.  None of the outstanding shares of capital stock, LLC interests or partnership interests of any subsidiary were issued in violation of statutory preemptive rights or, to counsel’s knowledge, contractual rights of any security holder of such subsidiary to subscribe for more shares, LLC interests or partnership interests, except where such violation would not have a Material Adverse Effect.

(iv)          Each of ERP’s subsidiaries has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and, to counsel’s knowledge, is duly qualified and in good standing and authorized to transact business in any jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be validly existing, so qualified or in good standing would not have a Material Adverse Effect; all of the issued and outstanding shares of capital stock, LLC interests and partnership interests of each subsidiary have been duly authorized and validly issued, are fully paid and with respect to the shares of capital stock, LLC interests and partnership interests owned by ERP or another subsidiary, are owned by ERP or another subsidiary, to such counsel’s knowledge, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except where any such failure would not have a Material Adverse Effect.  None of the outstanding shares of capital stock, LLC interests or partnership interests of any subsidiary were issued in violation of statutory preemptive rights or, to counsel’s knowledge, contractual rights of any security holder of such subsidiary to subscribe for more shares, LLC interests or partnership interests, except where such violation would not have a Material Adverse Effect.

(v)           The Indenture has been duly qualified under the 1939 Act and has been duly authorized, executed and delivered by ERP and (assuming due authorization, execution and delivery by the Trustee) constitutes a valid and binding obligation of ERP enforceable against ERP in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally, and (B) the availability of equitable remedies may be limited by equitable principles of general applicability, and except that a waiver of rights under any usury law may be unenforceable.

(vi)          The Underwritten Securities have been duly and validly authorized by all necessary action and, when executed, authenticated and delivered in accordance with the Indenture and against payment therefor specified in the applicable Terms Agreement or the Delayed Delivery Contracts, if any, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of ERP enforceable against ERP in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws affecting creditors’ rights generally, and (B) the availability of equitable remedies may be limited by equitable principles of general applicability, and except that a waiver of rights under any usury law may be unenforceable.

(vii)         The applicable Terms Agreement and the Delayed Delivery Contracts, if any, has been duly and validly authorized, executed and delivered by ERP, and ERP has the power and authority to perform its obligations hereunder and thereunder.

(viii)        The applicable Terms Agreement has been duly and validly authorized, executed and delivered by EQR, and EQR has the trust power and authority to perform its obligations hereunder and thereunder.

(ix)           The Registration Rights Agreement has been duly and validly authorized, executed and delivered by ERP and EQR and is a valid and legally binding obligations of each of ERP and EQR enforceable against ERP and EQR in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws affecting creditors’ rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability, and except that a waiver of rights under any usury law may be unenforceable and (C) rights to indemnity and contribution thereunder may be limited by state or federal securities laws or the public policy underlying such laws.

(x)            The execution and delivery of the applicable Terms Agreement, the Indenture and the Registration Rights Agreement and the issuance and sale of the Underwritten Securities and, if applicable, the issuance and delivery of the Common Shares issuable upon exchange of the Underwritten Securities, do not result in a violation of any provision of the partnership agreement of ERP or the declaration of trust or bylaws of EQR, or, to counsel’s knowledge, any other applicable law, administrative regulation or administrative or court decree, and will not, to such counsel’s knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of ERP or EQR or any of their respective subsidiaries pursuant to any agreement or other instrument that is binding upon ERP, EQR or any respective subsidiary, or to which any of their properties or assets is subject.

(xi)           The Registration Statement is effective under the 1933 Act and, to counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or threatened by the Commission.

(xii)          The Underwritten Securities, the Common Shares and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus and the Time of Sale Information.

(xiii)         No consent, approval, authorization, or order of, or qualification with, any governmental body or agency and no consent, approval, or authorization of any person other than EQR is required for the performance by EQR of its obligations under the applicable Terms Agreement or the Registration Rights Agreement, except such as may be required under the federal securities laws and the securities or Blue Sky laws of various states in connection with the Common Shares issuable upon exchange of the Underwritten Securities.

(xiv)        No consent, approval, authorization, or order of, or qualification with, any governmental body or agency and no consent, approval, or authorization of any person other than ERP is required for the performance by ERP of its obligations under the applicable Terms Agreement, the Indenture, the Registration Rights Agreement or the Underwritten Securities, except such as may be required under the federal securities laws and the securities or Blue Sky laws of various states in connection with the offer and sale of the Underwritten Securities.

(xv)         The Board of Trustees of EQR, or a committee thereof with requisite authority granted to it by the Board of Trustees of EQR, has duly adopted resolutions approving the reservation of the Common Shares initially issuable upon exchange of the Securities.  Such Common Shares, if and when issued and delivered by EQR upon such exchange in accordance with the Underwritten Securities and the Indenture, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights arising under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

(xvi)        To the knowledge of counsel, there are no (A) legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, the Prospectus or the Time of Sale Information other than those disclosed therein, and all pending legal or governmental proceedings to which ERP or any of its subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement, the Prospectus or the Time of Sale Information including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material or (B) statutes, regulations, contracts, indentures, mortgages, loan agreements, notes, leases, instruments or other documents that are required to be described in the Prospectus or the Time of Sale Information or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xvii)       None of ERP, EQR or any of their respective subsidiaries is required to be registered under the 1940 Act.

(xviii)      The information (A) in the Prospectus, any Preliminary Prospectus Supplement included in the Time of Sale Information and the applicable Prospectus Supplement under the headings “Description of Debt Securities,” “Underwriting,” “Description of Shares of Beneficial Interest” and, if applicable, “Federal Income Tax Consequences” and (B) in ERP’s and EQR’s most recent Annual Reports on Form 10-K, and ERP’s and EQR’s most recent Quarterly Reports on Form 10-Q, if applicable, under the heading “Legal Proceedings,” to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and, to such counsel’s knowledge with respect to paragraph (B) above, is correct in all material respects.

(xix)         The Registration Statement, the Prospectus and the Time of Sale Information (except for financial statements and schedules and other financial and statistical data included therein, or the Statement of Eligibility, as to which such counsel need not express any opinion), excluding the documents incorporated by reference therein, as of their respective effective or issue dates comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act, the 1939 Act, the 1933 Act Regulations and the 1939 Act Regulations.

(xx)          To such counsel’s knowledge, ERP, EQR and each of their respective subsidiaries has consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local, and other governmental authorities, all self-regulatory organizations, and all courts and other tribunals, necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Registration Statement, the Prospectus and the Time of Sale Information, except to the extent that the failure to obtain or file would not have a Material Adverse Effect.

(xxi)         To such counsel’s knowledge, except as described in the Prospectus and the Time of Sale Information, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of capital stock or partnership interests of or other equity interest in ERP, EQR or any of their respective subsidiaries except for multifamily property acquisition agreements with respect to the sale or issuance of OP Units which are not material in amount.

(xxii)        Each document filed pursuant to the 1934 Act (other than the financial statements, schedules and other financial and statistical data, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Preliminary Prospectus Supplement included in the Time of Sale Information or in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

(xxiii)       ERP has qualified and, based upon its organization and its proposed method of operation, ERP will continue to qualify to be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation.

(2)           The favorable opinion, dated as of the applicable Closing Time, of counsel(s) for the Underwriters, substantially to the effect specified in subparagraphs (i) first clause only, (ii) first clause only, (v) excluding the first clause, (vi), (vii) first clause only, (ix), (xi), (xviii)(A) and (xix) of Section 6(b)(1).

(3)           In rendering their opinions required by subsections (b)(1) and (b)(2) of this Section 6, counsel shall each additionally state (which shall not constitute an opinion) that no facts have come to the attention of such counsel which cause them to believe that the Registration Statement or any post-effective amendment thereto (except for financial statements and supporting schedules and other financial and statistical information and data included therein or omitted therefrom, or the Statement of Eligibility, as to which such counsel need not express any view), at the time the Registration Statement or any post-effective amendment thereto (including, if later, the filing of ERP’s or EQR’s Annual Report on Form 10-K with the Commission) became effective, or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto (except as aforesaid) as of the date of the applicable Terms Agreement or at the applicable Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

In giving their opinions required by this Section 6(b), such counsel, (A) may rely as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for ERP and EQR and (B) may rely as to the qualification and good standing of each of ERP and EQR or any of their respective subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriters.  In giving their belief required in Section 6(b)(3), such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement, the Prospectus and the Time of Sale Information and any amendments and supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

(c)         At the applicable Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus and the Time of Sale Information, any material adverse change in the financial condition or in the earnings, assets, business affairs or business prospects of ERP or EQR and their respective subsidiaries considered as a single enterprise, whether or not arising in the ordinary course of business; and you shall have received a certificate of the Chief Executive Officer, the President or the chief financial or chief accounting officer of EQR, on behalf of EQR and on behalf of EQR as the general partner of ERP, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date (iii) ERP and EQR have each complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

(d)           At the time of execution of the applicable Terms Agreement, you shall have received from ERP’s and EQR’s independent public accountants, a letter dated such date, in form and substance satisfactory to you, to the effect that (i) they are independent accountants with respect to ERP, EQR and their respective subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Time of Sale Information and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, and except as otherwise set forth in such letter, nothing has come to their attention which causes them to believe that at a specified date not more than five days prior to the date of the applicable Terms Agreement, there has been any change in the partners’ capital of ERP or Common Shares of EQR, or in the consolidated long term debt of ERP or EQR,  or any decrease in the net assets of ERP or EQR, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Time of Sale Information or, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Registration Statement and the Time of Sale Information to a specified date not more than five days prior to the date of the applicable Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, or decrease in net income or net income per weighted average OP Units outstanding of ERP, or any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, or decrease in net income or net income per weighted average Common Share outstanding of EQR, except in all instances for changes, increases or decreases which the Registration Statement or the Time of Sale Information disclose have occurred or may occur; and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Time of Sale Information and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with relevant accounting, financial and other records of ERP and EQR, as the case may be, and their respective subsidiaries identified in such letter.

(e)           At the applicable Closing Time, you shall have received from ERP’s and EQR’s independent public accountants a letter dated as of the applicable Closing Time similar to the letter furnished pursuant to subsection (d) of this Section but with respect to the Registration Statement and the Prospectus, except that the “specified date” referred to shall be a date not more than five days prior to the applicable Closing Time.

(f)            At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by ERP and EQR in connection with the issuance and sale of the Underwritten Securities and the issuance and delivery of the Common Shares issuable upon exchange of the Underwritten Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.

(g)           At Closing Time and at any relevant Date of Delivery, the Underwritten Securities shall have the ratings accorded by any “nationally recognized statistical rating organization”, as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and ERP shall have delivered to you a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to you, confirming that the Underwritten Securities have such ratings.  Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in the rating assigned to the Underwritten Securities or any of ERP’s other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of ERP’s other securities.

(h)           As of the Closing Time, the Common Shares issuable in exchange for the Underwritten Securities shall be subject to a listing application filed with the New York Stock Exchange.

(i)      If the Underwriters exercise their option provided in a Terms Agreement as set forth in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of ERP contained herein and the statements in any certificates furnished by ERP hereunder shall be true and correct as of each Date of Delivery, and you shall have received:

(1)                A certificate, dated such Date of Delivery, of the Chief Executive Officer, the President or the chief financial or chief accounting officer of EQR, on behalf of EQR on its own behalf and on behalf of EQR as the general partner of ERP, confirming that the certificate delivered at Closing Time pursuant to Section 6(c) hereof remains true and correct as of such Date of Delivery.

(2)                The favorable opinion of counsel for ERP and EQR, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinions required of them by Section 6(b)(1) and the belief required by Section 6(b)(3) hereof.

(3)                The favorable opinion of counsel(s) for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 6(b)(2) and the belief required by Section 6(b)(3) hereof.

(4)                A letter from ERP’s and EQR’s independent public accounts, in form and substance satisfactory to you and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to you pursuant to Section 6(d) hereof, except that the “specified date” in the letter furnished pursuant to this Section 6(h)(4) shall be a date not more than five days prior to such Date of Delivery.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to ERP at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

Section 7.  Indemnification.

(a)           ERP and EQR hereby, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) any Issuer Free Writing Prospectus or any Time of Sale Information, or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of ERP and EQR; and

(iii)          against any and all expense whatsoever as incurred (including, without limitation, the fees and other charges of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to ERP or EQR by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) and any Time of Sale Information.

(b)           Each Underwriter severally agrees to indemnify and hold harmless ERP and EQR, and each person, if any, who controls ERP or EQR within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any trustee, director, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred; but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any Time of Sale Information in reliance upon, and in conformity with, written information furnished to ERP by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any Time of Sale Information.

(c)           Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity provisions set forth in this Agreement.  In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by you, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by ERP and EQR.  An indemnifying party may participate at its own expense in the defense of any such action provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if

(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 8.  Contribution.

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect benefits received by ERP and EQR, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of ERP and EQR, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by ERP and EQR, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by ERP and EQR and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus or in the Time of Sale Information, bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

The relative fault of ERP and EQR, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by ERP and EQR or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

ERP and EQR and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee, each officer of ERP or EQR who signed the Registration Statement, and each person, if any, who controls ERP or EQR within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as ERP and EQR.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of the Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

Section 9.  Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements included the applicable Terms Agreement, or included in certificates of officers of ERP or EQR submitted pursuant thereto, shall remain operative and in full force and effect, regardless of any termination of the applicable Terms Agreement or investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of ERP, and shall survive delivery of and payment for the Underwritten Securities until the obligations relating to all Underwritten Securities have been fully satisfied in accordance with their terms.

Section 10.  Termination of Terms Agreement.

(a)           You may terminate the applicable Terms Agreement, by notice to ERP, at any time at or prior to the applicable Closing Time if (i) there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus and the Time of Sale Information, any Material Adverse Change, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis or escalation of any existing hostilities or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case, the effect of which is such as to make it, in your judgment, impracticable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any of the securities of ERP or EQR has been suspended by the Commission or any exchange or any over-the-counter market, or if trading generally on either the New York Stock Exchange, the American Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the Commission, the NASD, or any other governmental authority, or (iv) a banking moratorium has been declared by Federal, Illinois or New York authorities, or (v) the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of ERP as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any long-term debt securities of ERP on what is commonly termed a “watch list” for possible downgrading.

(b)           In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from ERP pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section 7 and 8 hereof, and the provisions of Sections 9 and 15 hereof shall remain in effect.

Section 11.  Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at the applicable Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 24-hour period, then:

(a)           If the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Underwritten Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)           If the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Underwritten Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement (or, with respect to the Underwriters’ exercise of any applicable over-allotment option for the purchase of Option Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and ERP to sell, such Option Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

In the event of any such default which does not result in a termination of the applicable Terms Agreement, either you or ERP shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

Section 12.  No Fiduciary Duty.

ERP acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between ERP, on the one hand, and the several Underwriters, on the other hand, and ERP is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the offer and sale of the Underwritten Securities pursuant to this Agreement; (ii) in connection with the offer and sale of the Underwritten Securities and the process leading to such offer and sale of the Underwritten Securities, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of ERP or its affiliates, trustees, officers, directors, partners, stockholders, creditors or employees; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of ERP with respect to any of the offer and sale of the Underwritten Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising ERP on other matters); (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of ERP and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offer and sale of the Underwritten Securities and ERP has consulted its own legal, accounting, regulatory and tax advisors to the extent its deemed appropriate.

Section 13.  Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed as set forth in the applicable Terms Agreement; notices to ERP shall be directed to it at Two North Riverside Plaza, Chicago, Illinois 60606, attention of Donna Brandin.

Section 14.  Parties.

The applicable Terms Agreement shall inure to the benefit of and be binding upon you, ERP, EQR, if applicable, and any Underwriter who becomes a party to such Terms Agreement, and their respective successors.  Nothing expressed or mentioned in the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of such Terms Agreement or any provision therein contained. The applicable Terms Agreement and all conditions and provisions thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 15.  Governing Law and Time.

The applicable Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.  Specified times of day refer to New York City time.

Section 16.  Counterparts.

The applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

*              *              *              *              *

Exhibit A

ERP OPERATING LIMITED PARTNERSHIP
(an Illinois limited partnership)

[Title of Securities]

FORM OF TERMS AGREEMENT

Dated:                , 20

To:	ERP Operating Limited Partnership
Two North Riverside Plaza
Chicago, Illinois 60606

Attention:

Ladies and Gentlemen:

We (the “Representative”) understand that ERP Operating Limited Partnership, an Illinois limited partnership (“ERP”), proposes to issue and sell $            aggregate principal amount of its [Title of Debt Securities’] (the “Underwritten Securities”).  Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the respective amounts of Underwritten Securities set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Standard Underwriting Provisions referred to below) to the extent any are purchased, at the purchase price set forth below.

Principal Amount of
Underwriter	Underwritten Securities

Total
$

The Underwritten Securities shall have the following terms:

Title of Securities:

Currency:

Principal amount to be issued:

Current ratings:  Moody’s Investors Service, Inc.         ; Standard & Poor’s Corporation           .

Interest rate or formula:

Interest payments dates:

Stated maturity date:

Redemption or repayment provisions:

Number of Option Securities, if any, that may be purchased by the Underwriters:

Delayed Delivery Contracts:  [authorized][not authorized]

[Date of Delivery:

Minimum contract:

Maximum aggregate principal amount:

Fee:      %]

[Initial public offering price:      %, plus accrued interest, if any, or amortized original issue discount, if any, from 20  .]

Purchase price:      %, plus accrued interest, if any, or amortized original issue discount, if any, from           , 20   (payable in [same] [next] day funds).

Other terms:

Closing date and location:

All the provisions contained in the document attached as Annex A hereto entitled “ERP Operating Limited Partnership—Debt Securities—Standard Underwriting Provisions” are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreements to the same extent as if such provisions had been set forth in full herein.  Terms defined in such document are used herein as therein defined.

For purposes of this transaction, the term “Time of Sale” as used in the Standard Underwriting Provisions and this Terms Agreement shall mean  :   on the date hereof.

The Time of Sale Information for this transaction shall constitute the following: (1) any scheduled Issuer Free Writing Prospectuses attached as exhibits hereto [note: to include Bloomberg pricing sheet], (2) the Preliminary Prospectus Supplement dated          , 20   together with the Base Prospectus and (3) any filing under the 1934 Act which is deemed incorporated by reference in the Registration Statement or the Preliminary Prospectus Supplement and the Base Prospectus.

Please accept this offer no later than          o’clock P.M. (New York City time) on                , 20   by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours

[NAME OF REPRESENTATIVE]

By:

Acting on behalf of itself and the other named Underwriters.
Accepted:

ERP OPERATING LIMITED PARTNERSHIP

By:	Equity Residential,
General Partner

By:
Name:
Title:

Exhibit B

ERP OPERATING LIMITED PARTNERSHIP
(an Illinois limited partnership)

[Title of Securities]

DELAYED DELIVERY CONTRACT

                   , 20

ERP Operating Limited Partnership
Two North Riverside Plaza
Chicago, Illinois  60606

Attention:

Ladies and Gentlemen:

The undersigned hereby agrees to purchase from ERP Operating Limited Partnership (“ERP”), and ERP agrees to sell to the undersigned on                , 20   (the “Delivery Date”),                     principal amount of ERP’s [insert title of security] (the “Securities”), offered by ERP’s Prospectus dated               , 20  , as supplemented by its Prospectus Supplement dated                 , 20  , receipt of which is hereby acknowledged, at a purchase price [    % of the principal amount thereof, plus accrued interest from               , 20  ,] to the Delivery Date, and on the further terms and conditions set forth in this contract.

Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to ERP or its order by [certified or official bank check in New York Clearing House] [same day] funds at the office of                                , on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to ERP not less than five full business days prior to the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) ERP, on or before           , 20  , shall have sold to the Underwriters of

the Securities (the “Underwriters”) such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated              , 20   between ERP and the Underwriters.  The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract.  The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

Promptly after completion of the sale to the Underwriters, ERP will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinions of counsel for ERP delivered to the Underwriters in connection therewith.

By the execution hereof, the undersigned represents and warrants to ERP that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by ERP and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that ERP will not accept Delayed Delivery Contracts for an aggregate principal amount of Securities in excess of $       and that the acceptance of any Delayed Delivery Contract is in ERP’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis.  If this contract is acceptable to ERP, it is requested that ERP sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below.  This will become a binding contract between ERP and the undersigned when such copy is so mailed or delivered.

This Agreement shall be governed by the laws of the State of New York.

Yours very truly,

(Name of Purchaser)

By:
(Title)

(Address)

Accepted as of the date first above written.

ERP OPERATING LIMITED PARTNERSHIP

By:	Equity Residential,
General Partner

By:
Name:
Title:

PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone number of the representative of the Purchase with whom details of delivery on the Delivery Date may be discussed are as follows:  (Please print.)

Telephone No.
Name	(including Area Code)